EXHIBIT 10.2

                                TEGAL CORPORATION
                                OUTSIDE DIRECTOR
                             STOCK OPTION AGREEMENT


      THIS STOCK OPTION AGREEMENT, made as of ________________ (the "Grant Date") between Tegal Corporation, a Delaware corporation (the "Company"), and ____________________ (the "Optionee"). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement.

                              W I T N E S S E T H:

      WHEREAS, the Company desires to provide the Optionee with the opportunity to purchase shares of its common stock, $.01 par value per share (the "Common Stock"), in accordance with the terms of the Fourth Amended and Restated Stock Option Plan for Outside Directors of Tegal Corporation (the "Plan"):

      NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:

      1. GRANT OF OPTION. The Company hereby grants to the Optionee a nonstatutory stock option (the "Option") to purchase all or any part of an aggregate of ____________ shares of Common Stock on the terms and conditions hereinafter set forth.

      2. PURCHASE PRICE. The per share purchase price of the shares of Common Stock issuable upon exercise of the Option shall be $_______, which is the fair market value of a share of Common Stock on the Grant Date.

      3. TERM. Except as provided in Section 6 hereof, the term of the Option shall be a period of ten (10) years from the Grant Date.

      4. VESTING. Subject to the forfeiture provisions of Section 6 hereof, the Attendance Period provisions of Section 4.3(b) of the Plan, if applicable, and the accelerated vesting provisions of Section 4.7 of the Plan, the shares subject to this Option shall vest and become exercisable as follows:

      [SPECIFY VESTING SCHEDULE]

      5. EXERCISE. Except as otherwise provided herein, the Option shall be exercisable only to the extent vested and prior to the termination of the Option (as provided in Section 6 hereof). Notwithstanding the foregoing, the Option shall not be exercisable after the expiration date of the Option.


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      6. TERMINATION OF OPTION ON CERTAIN EVENTS. The Option term and the
Optionee's rights hereunder shall terminate on the date of Optionee's services as a director of the Company are terminated ("Termination Date"), subject to the following:

      (a) TERMINATION OTHER THAN FOR CAUSE. Subject to Section 4.7 of the Plan, in the event the Optionee's services as a director are terminated for reasons other than "cause" (as defined below), the Optionee shall forfeit any nonvested right to purchase shares of Common Stock under the Option as of the Termination Date. The Option, to the extent vested, may thereafter be exercised in accordance with Section 5 hereof by the Optionee or, if the Optionee dies, by the Optionee's executor, administrator or other personal or legal representative, as applicable for a period equal to the length of service of such Optionee as a director of the Company, but in no event after the expiration date of the Option.

      (b) TERMINATION FOR CAUSE. Subject to Section 4.7 of the Plan, in the event the Optionee's services as a director are terminated for "cause," the Optionee shall forfeit any nonvested right to purchase shares of Common Stock under the Options as of the Termination Date. The Option, to the extent vested, may thereafter be exercised in accordance with Section 5 hereof by the Optionee until the earlier of (i) six (6) months after the Termination Date or (ii) the expiration date of the Option. The Company shall have "cause" to terminate Optionee's services as a director on the basis of (i) Optionee's willful misconduct or gross negligence in connection with the performance of Optionee's responsibilities and duties for the Company, (ii) an act by Optionee of fraud, misappropriation or dishonesty that results in or is intended to result in Optionee's personal enrichment at the expense of the Company or any of its customers, vendors or suppliers, (iii) Optionee's commission of any act that constitutes a felony, (iv) Optionee's commission of any other crime or offense that involves the property, business relationships or employees of the Company, or (v) the breach by Optionee of any obligation of confidentiality, non-solicitation or non-competition under any written agreement with the Company or any obligation to the Company imposed or imputed by applicable law.

      7. NONTRANSFERABILITY. No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including, without limitation, bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7 shall prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code of 1986, as amended. During the lifetime of the Optionee, only the Optionee may exercise an Option granted to the Optionee, or any portion thereof unless it has been disposed of pursuant to a qualified domestic relations order as defined under the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.


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      8. METHOD OF EXERCISING OPTION.

      (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice by registered or certified mail, return receipt requested, addressed to the Company at its offices at the address for notices set forth in Section 10 hereof. Such notice shall state that the Option is being exercised thereby and the number of shares of Common Stock in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Option price for such shares of Common Stock (i) in cash, (ii) with the consent of the Board, in shares of Common Stock held for at least six months to be valued at the Fair Market Value (as defined in Section 6(b) of the Plan) thereof on the date of such exercise, (iii) with the consent of the Board, in surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Option or exercised portion thereof; (iv) with the consent of the Board, any combination of the foregoing, or (v) by other means authorized by the Board. If the Option is exercised by any person or persons other than the Optionee under Section 6(a) hereof, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. The Company shall issue, in the name of the person or persons exercising the Option, and deliver a certificate or certificates representing such shares as soon as practicable after notice and payment shall be received.

      (b) The Option may be exercised in accordance with Section 5 hereof and the terms of the Plan with respect to any whole number of shares included therein, but in no event may an Option be exercised as to less than one hundred
(100) shares at any one time, or the remaining shares covered by the Option if less than two hundred (200).

      (c) The Optionee shall have no rights of a stockholder with respect to shares of Common Stock to be acquired by the exercise of the Option until the date of issuance of a certificate or certificates representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. All shares of Common Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

      (d) If at any time the Company is required to withhold tax on ordinary income recognized by the Optionee with respect to the shares received under the Option, the amount required to be withheld shall be provided to the Company by the Optionee. Such amount shall be paid in due course by the Company to the applicable taxing authorities as income taxes withheld.

      9. GENERAL. The Company shall during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes, if any, with respect to the issuance of shares of Common Stock hereunder and all other fees and expenses necessarily incurred by the Company in connection herewith, and shall, from time to time, use its best efforts


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to comply with all laws and regulations which, in the opinion of counsel for the
Company, shall be applicable hereto.

      10. NOTICES. Each notice relating to this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, or by nationally recognized overnight delivery service, postage or charges prepaid, to the address as hereinafter provided. Any such notice or communication given by mail shall be deemed to have been given two business days after the date so mailed, and such notice or communication given by overnight delivery service shall be deemed to have been given one business day after the date so sent. Each notice to the Company shall be addressed to it at its offices at 2201 South McDowell Blvd., Petaluma, California 94954 (Attention: Corporate Secretary). Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's last known address.

      11. INCORPORATION OF THE PLAN. Notwithstanding the terms and conditions contained herein, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. A copy of the Plan has been delivered to the Optionee and is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall control.

      12. CONTINUANCE OF INVOLVEMENT WITH THE COMPANY. The granting of the Option is in consideration of the Optionee's continuing as a director of the Company; provided, that nothing in this Agreement shall confer upon the Optionee the right to continue as a member of the board, or to be employed by the Company or any subsidiary or affect the right of the Company or any subsidiary to terminate the Optionee's membership, or employment at any time in the sole discretion of the Company, with or without cause.

      13. INTERPRETATION. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Board shall be final and conclusive.

      14. ENFORCEABILITY. This Agreement shall be binding upon the Optionee and such Optionee's estate, personal representative and beneficiaries.

                                      * * *


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      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has executed this Agreement all as of the day and year first above written.

                                        TEGAL CORPORATION



                                        By:
                                            -------------------------------
                                        Its:



                                        OPTIONEE:



                                        -----------------------------------
                                        DIRECTOR'S NAME